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                             DISTRIBUTION AGREEMENT

     THIS AGREEMENT made as of April 10, 2001 by and between Mutual Fund Trust (the "Company"), a Massachusetts Business Trust, and J.P. MORGAN FUND DISTRIBUTORS, INC. (the "Distributor"), an indirect wholly-owned subsidiary of THE BISYS GROUP, INC., a Delaware corporation.

                              W I T N E S S E T H :

     In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

FIRST:

     (A) The Company on behalf of each of its series and any new series to be created hereby appoints the Distributor as its exclusive underwriter to promote and arrange for the sale of shares of beneficial interest of each series of the Company in jurisdictions wherein shares may legally be offered for sale. The Company shall notify the Distributor in writing of all states in which its shares are qualified for offer and sale, including any limitations with respect to offers or sales in such states. In addition, the Distributor shall receive payment for certain distribution expenses if and to the extent provided for pursuant to Rule 12b-1 distribution plans ("12b-1 Plans") adopted by the Company.

     (B) The Company agrees to sell and deliver its unissued shares of each series, as from time to time shall be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon the terms hereinafter set forth.

     SECOND: The Company hereby authorizes the Distributor, subject to law and the Declaration of Trust of the Company (the "Declaration of Trust"), to accept, for the account of each series of the Company, orders for the purchase of shares, satisfactory to the Distributor, as of the time of receipt of such orders or as otherwise described in the then current Prospectuses and Statements of Additional Information of the Company.

     THIRD: The price at which the shares may be sold (the "offering price") shall be the net asset value per share plus any sales charge that may be imposed on any class of shares. For the purpose of computing the offering price, the net asset value per share and the sales charge, if any, shall be determined in the manner provided in the Registration Statement of the Company, as amended from time to time.

     FOURTH: The Distributor shall use its best efforts with reasonable promptness to promote and sell shares of each of the series of the Company. The Distributor, with the consent of the Company, may enter into agreements with selected broker-dealers ("Selected Dealers") for the purpose of sale and redemption of shares of each of the series of the Company upon terms consistent with those found in this Agreement. The Distributor shall not be obligated to sell any certain number of shares of beneficial interest. Each series of the Company reserves the right to issue shares in connection with any merger or consolidation of the Company or any series with any other investment company or any personal holding company or in connection


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with offers of exchange exempted from Section 11(a) of the Investment
Company Act of 1940 (the "Act").

     FIFTH: All sales literature and advertisements used by the Distributor in connection with sales of shares of any series of the Company shall be subject to the approval of the Company. The Company authorizes the Distributor in connection with the sale or arranging for the sale of the shares to give only such information and to make only such statements or representations as are contained in the then current Prospectuses and Statements of Additional Information of the Company or in sales literature or advertisements approved for any series by the Company or in such financial statements and reports as are furnished to the Distributor pursuant to this Agreement. The Company shall not be responsible in any way for any information, statements or representations given or made by the Distributor or its representative or agents other than such information, statements or representations contained in the then current Prospectuses and Statement of Additional Information or other financial statements of the Company or any sales literature or advertisements approved by the Company.

     SIXTH: The Distributor, as agent of the Company, and any Selected Dealer entering into a Selected Dealer Agreement with the Distributor are authorized, subject to the direction of the Company, to accept shares of the series of the Company for redemption at their net asset value less any applicable deferred sales charge, determined as prescribed in the then current Prospectuses and Statements of Additional Information of the Company.

     SEVENTH: The Company shall cause to be delivered to the Distributor all books, records, and other documents and papers relating to the federal and state registration of Company shares, as well as all books, records and other documents and papers relating in any way to the distribution of Company shares.

     EIGHTH: The Company shall bear:

     (A) the costs and expenses incurred in connection with the registration of the shares of each series of the Company under the 1933 Act (including any amendment to any Registration Statement or Prospectuses or Statements of Additional Information), and all expenses in connection with preparing, printing and distributing the Prospectuses or Statements of Additional Information except as set forth in Paragraph NINTH hereof;

     (B) the expenses of qualification of the shares of each series of the Company for sale in connection with such public offerings in such states as shall be selected by the Distributor and of continuing the qualification therein until the Distributor notifies the Company that it does not wish such qualification continued; and

     (C) all legal expenses in connection with the foregoing.

     NINTH: The Distributor shall provide certain distribution services including:

     (A) review and approval of all required filings of advertising and promotional materials with the National Association of Securities Dealers, Inc., which filings shall be made by J.P. Morgan Advisors, Inc. or another registered broker-dealer that is affiliated with J.P. Morgan Chase & Co.;


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     (B) bearing the expenses of:

     (i) the printing, distribution and filing of prospectuses and statements of additional information after such have been typeset (other than those prospectuses and statements of additional information required by applicable laws and regulations to be distributed to the existing shareholders of the Company, unless paid for by any 12b-1 Plan adopted by the Company);

     (ii) any promotional or sales literature which are used by the Distributor or furnished by the Distributor to purchasers or dealers in connection with the Distributor's activities pursuant to this Agreement (unless paid for by any 12b-1 Plan adopted by the Company);

     (iii) any advertising used by the Distributor in connection with such public offering (unless paid for by any 12b-1 Plan adopted by the Company); and

     (iv) all legal expenses in connection with the foregoing; and

     (C) such other activities as the Company shall direct.

     TENTH: The Distributor will accept orders for shares of a series of the Company only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders.

     ELEVENTH: The Company shall keep the Distributor fully informed with regard to its affairs and shall furnish the Distributor with a certified copy of all financial statements and any amendments to its Registration Statement under the 1933 Act.

     TWELFTH:

     (A) The Company and the Distributor shall each comply with all applicable provisions of the Act, the 1933 Act and the rules and regulations of the National Association of Securities Dealers, Inc. and of all other Federal and state laws, rules and regulations governing the issuance and sale of shares of the series of Company.

     (B) The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     (C) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor or any of its officers, directors or employees, the Company agrees to indemnify the Distributor and any controlling person of the Distributor against any and all claims, demands, liabilities and expenses (including reasonable attorney's fees) which the Distributor may incur (i) based on any act or omission the course of, or connected with, rendering services hereunder, (ii) based on any representations made herein by the Company; (iii) based on any act or omission of any prior Distributor (in its capacity as Distributor or Sub-Administrator), Administrator or Adviser to the Company, including the registration or failure to register any shares of the Company in accordance with


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state or federal laws or resulting from or relating to any books or records delivered to the Distributor in connection with its responsibilities under this Agreement and occurring prior to the date of this Agreement; and (iv) under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any Registration Statement, Statements of Additional Information or Prospectuses of the Company, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with written information furnished to the Company in connection therewith by or on behalf of the Distributor.

     (D) The Distributor shall indemnify the Company against any and all claims, demands, liabilities and expenses which the Company may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of material fact contained in any Registration Statement, Statements of Additional Information or Prospectuses of the Company, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company in connection therewith by the Distributor.

     THIRTEENTH: Nothing herein contained shall require the Company to take any action contrary to any provision of its Declaration of Trust or to any applicable statute or regulation.

     FOURTEENTH:

     (A) This Agreement shall go into effect at the close of business on the date hereof and, unless terminated as hereinafter provided, shall continue in effect until August 31, 2001, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Company's Board of Directors, including the vote of a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the applicable series and by such vote of the Directors.

     (B) This Agreement may be terminated by the Distributor at any time without penalty upon giving the Board of Directors of the Company sixty (60) days' written notice (which notice may be waived by the Company) and may be terminated by the Board of Directors of the Company at any time without penalty upon giving the Distributor sixty (60) days' written notice (which may be waived by the Distributor), provided that such termination by the Board of Directors of the Company shall be directed or approved by the vote of a majority of all of its Directors in office at the time, including a majority of the Directors who are not interested persons (as defined in the Act) of the Company, or by the vote of the holders of a majority (as defined in the Act) of the voting securities of each series of the Company at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Act.

     FIFTEENTH: The Distributor may at any time or times in its discretion and at its own expense appoint (and may at any time remove) an agent or agents to carry out such of the provisions of Article NINTH herein as the Distributor may from time to time direct; PROVIDED,


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HOWEVER, that the appointment of any agent shall not relieve the Distributor of its responsibilities or liabilities hereunder.

     SIXTEENTH: A copy of the Declaration of Trust is on file with the Secretary of the State of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Directors of the Company as Directors and not individually, and that the obligations of this instrument are not binding upon any of the Directors or shareholders individually but are binding only upon the assets and property of the Company, and all persons dealing with any class of shares of the Company must look solely to the Company property belonging to such class for the enforcement of any claims against the Company.

     SEVENTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Company and the Distributor shall be 522 Fifth Avenue, New York, NY 10036.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.



ATTEST:                                Mutual Fund Trust

_____________________________          By: _____________________________


                                       J.P. MORGAN FUND DISTRIBUTORS, INC.,
                                       an indirect wholly-owned subsidiary of
                                       THE BISYS GROUP, INC.
ATTEST:
                                       By: _____________________________
_____________________________